 Exhibit 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. PROVIDES UPDATE ON STRATEGIC REVIEW PROCESS AND ANNOUNCES CHANGES TO THE BOARD OF DIRECTORS

Tampa, FL – December 30, 2016 – 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH) (“PIH” or “the Company”), a specialty property and casualty insurance holding company currently offering insurance to individual and commercial customers in Louisiana and Texas through its wholly-owned subsidiary, Maison Insurance Company, today announced that the Company has made significant progress in its strategic and capital allocation review and continues to evaluate various means of enhancing shareholder value.

The Company also announced that L. Christopher Saenger has resigned from the Company’s Board of Directors and that D. Kyle Cerminara has been appointed to the Board.

Gordon G. Pratt, Chairman of the Company, said, “We thank Chris for his service since the early days of PIH, including his role as our first Audit Committee Chairman. Chris played an important role in placing PIH on an independent footing, and his insights, counsel and leadership will be missed. It has been a privilege to work with him.

“At the same time, we welcome Kyle Cerminara to our Board. Kyle’s experience as a CEO, a Co-Chief Investment Officer, and a Director of several publicly traded companies will bring welcome additional perspective and insight for our Board.”

“Concerning our strategic and capital allocation review,” Mr. Pratt continued, “we have made excellent use of all of our resources--management, directors, outside modeling and statistical evaluation firms, and advisors—to further our goal of enhancing shareholder value. We will report the results of our review, along with our business and financial results for the full year, in March 2017.”

There can be no assurance that this strategic and capital allocation review will result in any specific action or outcome. The Company will comment further regarding this review in the announcement of its fourth quarter and year-end financial results, expected in March 2017.

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. The Company provides property and casualty insurance in Louisiana and Texas through its wholly-owned subsidiary Maison Insurance Company. The Company’s insurance offerings for personal and commercial customers currently include homeowners, wind and hail only, manufactured home and dwelling fire policies.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended

1347 Property Insurance Holdings, Inc.	Page 2
December 30, 2016

to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

CONTACT:	OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Douglas N. Raucy		Jeremy Hellman
Chief Executive Officer		Senior Associate
(813) 579-6210 / draucy@maisonins.com		(212) 836-9626 / jhellman@equityny.com